Press Contact: Tom Rodak Director of Corporate Marketing (765) 771-5555	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces First Quarter 2012 Results

Achieves 10th Consecutive Quarter of Year-over-Year Operating Income Improvement

LAFAYETTE, Ind. – April 30, 2012 – Wabash National Corporation (NYSE: WNC) reported year-over-year and sequential improvement across a number of financial and operating metrics. The Company reported net income of $5.1 million, or $0.07 per diluted share for the first quarter of 2012 on net sales of $278 million. For the same quarter last year, the Company reported net income of $3.2 million, or $0.05 per diluted share, on net sales of $222 million. Results for the three months ended March 31, 2012 include non-recurring charges related to expenses in connection with the Company’s agreement to acquire Walker Group Holdings LLC (“Walker”), a leading manufacturer of liquid-transportation systems and engineered products, totaling $1.7 million. Excluding the impact of these charges, non-GAAP earnings were $0.10 per diluted share. The Company reported operating income of $5.4 million for the first quarter of 2012, compared to operating income of $4.0 million for the first quarter of 2011. After excluding the effects of acquisition related expenses, non-GAAP adjusted operating income for the first quarter of 2012 was $7.1 million, an improvement of 78 percent, or $3.1 million, as compared to the previous year period’s operating income. This improvement results from higher new trailer shipments that totaled 10,300, which increased 16 percent from the prior year period, along with the continued growth within our Diversified Products segment, which delivered a 98 percent increase in external net sales as compared to the previous year period.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
(Dollars in thousands)	2011	2011	2011	2011	2012

New Trailer Units Sold	8,900	11,400	13,600	13,600	10,300

Net Sales	$221,984	$287,095	$336,433	$341,732	$277,682

Gross Profit Margin	7.4%	5.7%	4.0%	6.0%	7.1%

Income from Operations	$4,009	$5,117	$2,270	$8,394	$5,449	(1)

Net Income	$3,197	$3,302	$1,092	$7,451	$5,064	(1)

Operating EBITDA (Non-GAAP)	$8,802	$9,737	$6,558	$13,682	$12,293

Notes:	(1) Quarterly Income from Operations and Net Income includes charges of approximately $1.7 million for the first quarter of 2012 related to acquisition expenses incurred in connection with the Company’s agreement to acquire Walker.

Dick Giromini, president and chief executive officer, stated, “Following a strong fourth quarter, which we believe was an inflection point for our business, we continued to experience considerable momentum into the first quarter of 2012 as operating metrics exhibited continued improvement. Top- and bottom-line growth and the momentum throughout our business is a direct result of the continued execution of our strategic initiatives that focus on driving innovation and productivity, optimizing our cost base and expanding into new markets. As expected, our first quarter results reflected this continued positive momentum as the production of a backlog containing an improving mix of higher-margined orders, generally stable commodity prices and a maturing workforce all contributed to our improved profitability and overall operating performance. These trends, coupled with our successful efforts in continuing to transform Wabash National into a diversified industrial manufacturer through our Diversified Products segment, positions us well for reduced cyclicality, improved profitability and long-term growth and margin expansion. More specifically, our Diversified Products segment generated external net sales during the current quarter of approximately $19 million, representing nearly a two-fold increase from the prior year period.”

Mr. Giromini continued, “New trailer shipments of 10,300 for the first quarter reflect a continued strong demand environment for trailers. While slightly below our previous guidance of 11,000 trailers for the quarter, our deliveries improved monthly throughout the period as customers slowly adjusted to the increasing build rates. This continued healthy demand environment, coupled with a strong backlog of approximately $583 million as of March 31, 2012, reaffirms our belief that we remain in the early stages of a trailer replacement cycle that we believe could turn out to be one of the strongest in history. Furthermore, both ACT and FTR forecast a healthy demand environment for trailers in 2012 with current volume estimates of 249,000 and 255,000 units, respectively, reflecting an approximate increase of 20% over 2011 levels. Based on these factors, combined with our previously stated intent to be selective in order acceptance, our guidance for full year new trailer shipments remains at 50,000 to 56,000 units, representing an increase from the prior year’s actual shipments of 5 percent to 18 percent. As we look to the remainder of 2012, we expect to deliver considerable improvement in our financial and operational results through continued manufacturing optimization initiatives on the shop floor, improved pricing as trailer industry demand expands and continued diversification into higher margin opportunities. Our planned acquisition of Walker is an example of the latter.”

On a non-GAAP basis, the Company’s Operating EBITDA for the first quarter of 2012 of $12.3 million represents an increase of $3.5 million, or 40 percent, as compared to the first quarter of 2011, on approximately 1,400 additional new trailer shipments. A discussion of the Company’s use of Operating EBITDA as a non-GAAP measure is included below, and a reconciliation of Operating EBITDA to net income is provided in the supplemental schedules included in this release.

Acquisition of Walker Group Holdings LLC

On March 27, 2012, the Company announced that it entered into a definitive agreement to acquire Walker, a leading manufacturer of liquid-transportation systems and engineered products, for $360 million in cash, subject to purchase price adjustments related to the acquired working capital. Commenting on the transaction, Mr. Giromini said, “Consistent with our diversification strategy, we are very excited to join forces with Walker, a clear leader in a complementary and growing market segment. Walker has a leading position in nearly every one of its product categories, well-known brands, strong customer relationships that span over decades, and high margin products supported by industry leading innovation and low cost manufacturing. We are particularly pleased to be adding a deep and talented team under the leadership of Doug Chapple. We look forward to the completion of the transaction and beginning the integration process, which we expect will accelerate our strategic growth initiatives across the combined organization.” Similar to the strong demand within Wabash National’s van and platform businesses, the tank trailer industry also continues to demonstrate a healthy demand environment as Walker’s backlog as of March 31, 2012 of $179 million represents an increase of approximately $15 million, or 9%, as compared to the previous quarter.

In connection with this acquisition, the Company entered into a commitment letter with Morgan Stanley and Wells Fargo providing for a bridge facility up to $450 million to fund the purchase price and provide additional financial resources. The commitment letter contemplates alternative financing. Consistent with that, on April 23, 2012, the Company issued 3.375% Senior Convertible Notes due 2018 (the “Notes”) with an aggregate principal amount of $150 million and intend to use the net proceeds from the sale of the Notes to fund a portion of the purchase price. In addition, the Company is negotiating, and may enter into, a new senior secured term loan and a replacement secured revolving credit facility, to fund the remaining portion of the purchase price of the acquisition and to provide additional financial resources for the Company. As a result, the Company does not currently expect to draw on the bridge facility. The Company anticipates the Walker acquisition to be closed during the second quarter of 2012, subject to customary closing conditions, which included antitrust clearance. We received notice that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act occurred on April 23, 2012.

First Quarter 2012 Conference Call

Today’s announcement supersedes our previously announced earnings release originally scheduled for Tuesday, May 1, 2012. This announcement was accelerated in conjunction with ongoing financing activities associated with our acquisition of Walker. Wabash National will conduct a conference call to review and discuss its first quarter results, as originally scheduled, on May 2, 2012, at 10:00 a.m. EDT.  The phone number to access the conference call is 866-770-7125 and a participant code 72828539. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through July 25, 2012.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains the non-GAAP financial measures Operating EBITDA, non-GAAP adjusted operating income and non-GAAP earnings.

The non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense as well as charges in connection with the Company’s intention to acquire Walker. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. We provide this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of our operating performance. A reconciliation of Operating EBITDA to net income is included in the tables following this release.

Non-GAAP adjusted operating income and non-GAAP earnings reflect adjustments for non-recurring charges related to expenses in connection with the Company’s agreement to acquire Walker. Management believes providing these measures facilitates comparisons to the Company’s prior year period. A reconciliation of these measures to GAAP operating income and net income is included in the tables following this release.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightProTM, Eagle® and BensonTM brand names. The Company operates two wholly owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck and dump trailers as well as truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding increases in trailer demand levels, the sufficiency of the Company’s capital structure, the needs of the Company in the future, whether profitability can be achieved, encouraging signs in the macroeconomic landscape and the proposed acquisition of Walker and our contemplated financing arrangements. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, dependence on industry trends and timing and benefit of anticipated transactions. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

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WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Net sales	$277,682	$221,984
Cost of sales	257,953	205,483
Gross profit	$19,729	$16,501

General and administrative expenses	9,106	9,513
Selling expenses	3,496	2,979
Acquisition expenses	1,678	-
Income from operations	$5,449	$4,009

Other income (expense)
Interest expense	(733)	(926)
Other, net	(4)	156
Income before income taxes	$4,712	$3,239
Income tax (benefit) expense	(352)	42
Net income	$5,064	$3,197
Basic and diluted net income per share	$0.07	$0.05
Net comprehensive income	$5,064	$3,197

Three months ended March 31,	Commercial Trailer Products	Diversified Products	Retail	Corporate and Eliminations	Consolidated
2012
New trailers shipped	10,400	-	300	(400)	10,300
Used trailers shipped	600	-	400	-	1,000
Net sales	$243,380	$31,590	$25,120	$(22,408)	$277,682
Gross profit	$11,641	$6,458	$2,479	$(849)	$19,729
Income (Loss) from operations	$6,187	$5,384	$(75)	$(6,047)	$5,449

2011
New trailers shipped	9,000	-	600	(700)	8,900
Used trailers shipped	400	-	300	-	700
Net sales	$200,068	$20,079	$26,696	$(24,859)	$221,984
Gross profit	$10,785	$3,507	$2,236	$(27)	$16,501
Income (Loss) from operations	$5,555	$2,665	$(127)	$(4,084)	$4,009

	Three Months Ended March 31,
	2012	2011
Basic net income per share:
Net income applicable to common stockholders	$5,064	$3,197
Undistributed earnings allocated to participating securities	(40)	(19)
Net income applicable to common stockholders excluding amounts
applicable to participating securities	$5,024	$3,178
Weighted average common shares outstanding	68,245	68,007
Basic net income per share	$0.07	$0.05

Diluted net income per share:
Net income applicable to common stockholders	$5,064	$3,197
Undistributed earnings allocated to participating securities	(40)	(19)
Net income applicable to common stockholders excluding
amounts applicable to participating securities	$5,024	$3,178

Weighted average common shares outstanding	68,245	68,007
Dilutive stock options and restricted stock	373	502
Diluted weighted average common shares outstanding	68,618	68,509
Diluted net income per share	$0.07	$0.05

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets
Cash	$6,146	$19,976
Accounts receivable	62,955	52,219
Inventories	215,374	189,533
Prepaid expenses and other	2,411	2,317
Total current assets	$286,886	$264,045

Property, plant and equipment, net	95,491	96,591

Intangible assets	19,069	19,821

Other assets	8,209	7,593
	$409,655	$388,050

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$862	$1,507
Accounts payable	130,790	107,985
Other accrued liabilities	41,670	59,024
Total current liabilities	$173,322	$168,516

Long-term debt	77,500	65,000

Capital lease obligations	3,446	3,314

Other noncurrent liabilities and contingencies	3,616	4,874

Commitments and contingencies

Stockholders' equity	151,771	146,346
	$409,655	$388,050

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Month Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$5,064	$3,197
Adjustments to reconcile net income to net cash used in
operating activities
Depreciation and amortization	3,769	3,945
Stock-based compensation	1,397	848
Changes in operating assets and liabilities
Accounts receivable	(10,736)	(17,335)
Inventories	(25,841)	(34,999)
Prepaid expenses and other	(94)	(1,945)
Accounts payable and accrued liabilities	4,826	43,427
Other, net	(2,437)	19
Net cash used in operating activities	$(24,052)	$(2,843)

Cash flows from investing activities
Capital expenditures	(967)	(293)
Net cash used in investing activities	$(967)	$(293)

Cash flows from financing activities
Proceeds from exercise of stock options	163	285
Borrowings under revolving credit facilities	113,632	222,741
Payments under revolving credit facilities	(101,132)	(230,241)
Principal payments under capital lease obligations	(910)	(133)
Stock repurchase	(564)	(481)
Net cash provided by (used in) financing activities	$11,189	$(7,829)

Net decrease in cash	$(13,830)	$(10,965)
Cash at beginning of period	19,976	21,200
Cash at end of period	$6,146	10,235

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net income	$5,064	$3,197
Income tax (benefit) expense	(352)	42
Interest expense	733	926
Depreciation and amortization	3,769	3,945
Stock-based compensation	1,397	848
Acquisition expenses	1,678	-
Other non-operating expense (income)	4	(156)
Operating EBITDA	$12,293	$8,802

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Net income	$3,197	$3,302	$1,092	$7,451
Income tax expense	42	11	94	24
Interest expense	926	1,147	1,108	955
Depreciation and amortization	3,945	3,924	3,885	3,837
Stock-based compensation	848	696	403	1,451
Other non-operating (income) expense	(156)	657	(24)	(36)
Operating EBITDA	$8,802	$9,737	$6,558	$13,682

Three Months Ended
March 31, 2012
Operating Income

GAAP Operating income	$5,449
Acquisition expenses	1,678
Non-GAAP Operating income	$7,127

Net Income and Diluted Earnings Per Share

GAAP Net income	$5,064
Acquisition expenses	1,678
Non-GAAP Net income	$6,742

Diluted GAAP net income per share	$0.073
Acquisition expenses, diluted per share impact	0.024
Diluted Non-GAAP net income per share	$0.097